Exhibit 99.1

ZyVersa Therapeutics Inc. and Larkspur Health Acquisition Corp. Close Business

Combination; ZyVersa Expected to Begin Trading on Nasdaq December 13, 2022 (Ticker “ZVSA”)

ZyVersa is a clinical stage biopharmaceutical company developing first-in-class product candidates for treatment of renal and inflammatory diseases

Weston, FL and Bridgewater, NJ (December 12, 2022) – ZyVersa Therapeutics, Inc. (“ZyVersa”), a clinical stage specialty biopharmaceutical company leveraging advanced proprietary technologies to develop products for patients with renal or inflammatory diseases with high unmet medical needs, and Larkspur Health Acquisition Corp. (NASDAQ: LSPR or “Larkspur”), a blank-check special purpose acquisition company, are pleased to announce closing of their previously announced business combination.

The business combination and related transactions were approved by Larkspur’s stockholders at a special meeting on December 8, 2022. The combined company will operate as ZyVersa Therapeutics, Inc., under ZyVersa’s previous management team, led by Stephen C. Glover, Co-Founder, Chief Executive Officer, and Chairman of ZyVersa. Daniel J. O’Connor, who was Chairman and Chief Executive Officer of Larkspur, will join ZyVersa’s Board of Directors. ZyVersa’s common stock is expected to begin trading on Nasdaq under ticker symbols “ZVSA” on December 13, 2022. Larkspur’s warrants that previously traded under the symbol “LSPRW” will no longer be listed for trading on Nasdaq.

“Today marks an important milestone for ZyVersa. We are thrilled to close our business combination with Larkspur and begin our next chapter as a publicly traded company,” stated Mr. Glover. “I would like to thank our partners at Larkspur, our board of directors, and my colleagues at ZyVersa who have contributed to this achievement. Funding from this transaction allows ZyVersa to take steps to advance our clinical program for VAR 200, a cholesterol efflux mediator for patients with renal disease, and to progress IC 100, an inflammasome ASC inhibitor, to Investigational New Drug Application,” continued Mr. Glover.

“We are delighted to partner with ZyVersa in this business combination,” said Mr. O’Connor. “We believe that ZyVersa has potential to build stockholder value, based on its unique value proposition as discussed in public filings,” continued Mr. O’Connor.

Advisors

The Benchmark Company LLC and Noble Capital Markets, Inc. are serving as financial advisors to ZyVersa, and Lowenstein Sandler LLP is serving as legal advisor to ZyVersa.

A.G.P./Alliance Global Partners, to which Manatt, Phelps & Phillips, LLP is serving as legal advisor, is serving as the exclusive financial advisor to Larkspur. Alston & Bird LLP is serving as legal advisor to Larkspur.

About Larkspur Health Acquisition Corp.

Larkspur is a Special Purpose Acquisition Company (SPAC) formed to identify a biopharmaceutical company that can develop and thrive as a newly formed public company, and benefit from Larkspur’s operational expertise and a significant infusion of capital. Members of Larkspur’s management team and board of directors have participated on former management and executive leadership teams of private and/or public biopharmaceutical companies and they collectively have over 50+ years of aggregate investment and operational experiences. The team strongly believes in the growth opportunities in the biotechnology industry. They are experienced operators who seek to partner with top innovators and thinkers in the biopharmaceutical field. Their entrepreneurial approach supports management teams in making impactful decisions with an eye toward growth and operational excellence. For more information, please visit www.lsprhealth.com.

About ZyVersa Therapeutics, Inc.

ZyVersa is a clinical stage specialty biopharmaceutical company leveraging advanced, proprietary technologies to develop product candidates that address high unmet medical needs in the areas of renal and inflammatory diseases. ZyVersa’s development pipeline includes phase 2a ready VAR 200, a cholesterol efflux mediator for treatment of rare kidney disease, focal segmental glomerulosclerosis. ZyVersa believes VAR 200 has potential to treat other glomerular diseases, including Alport syndrome and diabetic kidney disease. ZyVersa’s development pipeline also includes IC 100, a novel inflammasome ASC inhibitor being developed to treat a multitude of inflammatory diseases. For more information, please visit www.zyversa.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. ZyVersa Therapeutics, Inc (“ZyVersa”) uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions. Such forward-looking statements are based on ZyVersa’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including ZyVersa’s plans to develop and commercialize its product candidates, the timing of initiation of ZyVersa’s planned preclinical and clinical trials; the timing of the availability of data from ZyVersa’s preclinical and clinical trials; the timing of any planned investigational new drug application or new drug application; ZyVersa’s plans to research, develop, and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of ZyVersa’s product candidates; ZyVersa’s commercialization, marketing and manufacturing capabilities and strategy; ZyVersa’s ability to protect its intellectual property position; and ZyVersa’s estimates regarding future revenue, expenses, capital requirements and need for additional financing.

New factors emerge from time-to-time, and it is not possible for ZyVersa to predict all such factors, nor can ZyVersa assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this press release are based on information available to ZyVersa as of the date of this press release. ZyVersa disclaims any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

ZyVersa Contact:

Karen Cashmere

Chief Commercial Officer

kcashmere@zyversa.com